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                                                                     EXHIBIT 4.2

                         SUBSCRIPTION FOR COMMON STOCK
                         MOUNTAIN BANK HOLDING COMPANY

                               (New Shareholder)

     STOCK ISSUE: 100,000 shares of common stock, par value $1.00 each ("Common Stock"), are to be subscribed for and issued at $12.50 per share. 29,370 of such shares have been reserved for New Shareholders. This subscription applies to such 29,370 shares. ALL SALES TO NEW SHAREHOLDERS ARE ON A FIRST-COME, FIRST-SERVED BASIS.

     The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the "Company"), dated October __, 1997, hereby offers to purchase the number of shares of the Common Stock of the Company (minimum 100 shares--maximum 2,500 shares) set forth below at a subscription price of $12.50 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

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              =================================================================
              Shares subscribed for.........................
                                                                 --------------
              (Minimum 100 shares--maximum 2,500 shares)

              Aggregate purchase price (enclosed)...........     $
                                                                  -------------

              =================================================================
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     SUBSCRIPTIONS SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M.
LOCAL TIME ON NOVEMBER 30, 1997, THE EXPIRATION DATE OF THE EXCLUSIVE OFFER TO NEW SHAREHOLDERS. FOLLOWING THE EXCLUSIVE OFFERING PERIOD, THE OFFERING WILL CONTINUE UNTIL DECEMBER 31, 1997, UNLESS TERMINATED EARLIER. ALL SALES IN THE OFFERING ARE ON A FIRST-COME, FIRST-SERVED BASIS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

     Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

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           How Shares To Be Registered (Please Print)                    No. of Shares (at $12.50 per share)
              ____________________________________                                 _______________
              ____________________________________                                 _______________
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     IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

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MOUNTAIN BANK HOLDING COMPANY
501 Roosevelt Avenue
Enumclaw, Washington  98022

Date:  _______________________, 1997

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(Signature)                                                         (Signature) (If shares to be issued in more than
                                                                    one name)
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Name (Please print or type)                                         Name (Please print or type)

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Street Address                                                      Street Address

-----------------------------------------------------------------   ----------------------------------------------------
City and State      ZIP                                             City and State      ZIP

Telephone:_______________________________________________________   Telephone:__________________________________________

Social Security No.:_____________________________________________   Social Security No.:________________________________
or Taxpayer ID No.                                                  or Taxpayer ID No.
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   IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS
     SUBSCRIPTION.